Exhibit 99.1

Longeveron® Appoints Marie Washburn as Chief Financial Officer

•	Ms. Washburn has over 20 years of experience in leadership roles in the pharmaceutical and biotech sectors

•	Corporate focus on delivering top-line results from the Phase 2b clinical trial evaluating its stem cell therapy in Hypoplastic Left Heart Syndrome (HLHS), anticipated in the third quarter of 2026

MIAMI, Fla. July 6, 2026 -- Longeveron Inc. (NASDAQ: LGVN a clinical stage biotechnology company developing cellular therapy for life-threatening, rare pediatric and chronic aging-related conditions, today announced that the Company has appointed Marie Washburn to the Company’s executive leadership team in the role of Senior Vice President and Chief Financial Officer (“CFO”), principal financial officer and principal accounting officer, effective July 13, 2026. She succeeds Lisa Locklear who, as previously announced, is stepping down to pursue board opportunities and other professional and personal interests.

“Marie has had a tremendously positive impact on the Company since joining last year and I am delighted to welcome her as CFO, particularly at this exciting time in Longeveron’s history developing stem cell therapies for vulnerable populations,” said Steven H. Willard, Chief Executive Officer of Longeveron. “With our Phase 2b clinical trial evaluating laromestrocel as a potential treatment for HLHS anticipated to produce top-line trial results in third quarter of this year, Longeveron is poised for a significant transformation of our business and development programs.”

Ms. Washburn commented, “This is an extraordinary time for Longeveron and our stem cell therapy laromestrocel. The Company is well positioned for continued success with a clear patient-focused approach, strong foundational science and impressive clinical data to date. I look forward to working with the Longeveron team to ensure the long-term success of laromestrocel while focusing on the Company’s operational, financial and accounting functions.”

Ms. Washburn has served as the Company’s Vice President and Corporate Controller since November 2025. Before joining the Company, Ms. Washburn spent over 20 years in the pharmaceutical and biotech sectors in leadership roles, most recently serving as the Vice President of Finance at Fore Biotherapeutics, Inc., a precision oncology company developing cancer therapies from January 2025 to June 2025; serving from December 2019 to June 2024 in multiple roles at Axcella Health, Inc., a clinical-stage biotechnology company targeting treatment of complex diseases using endogenous metabolic modulator (EMM) compositions, including as Executive Director, Accounting and Corporate Controller, Vice President of Finance, Acting Chief Accounting Officer, and a consultant. Prior to that time, Ms. Washburn was the Senior Director of Finance and Corporate Controller from July 2018 to October 2019 at Generation Bio (acquired by XOMA Royalty Corporation in February 2026), a biotechnology company developing therapeutics for people living with T cell-driven autoimmune diseases; and before that, Ms. Washburn served in several roles for Momenta Pharmaceuticals (acquired by Johnson & Johnson in October 2020), a biotechnology company focused on discovering and developing novel therapeutics to treat rare, immune-mediated diseases, from November 2005 to June 2018, including a stint as Corporate Controller from June 2012 to June 2018. Ms. Washburn received a B.S. in Business Administration from Bryant University in 1997.

About Longeveron Inc.

Longeveron is a clinical stage biotechnology company developing regenerative medicines to address unmet medical needs. The Company’s lead investigational product is laromestrocel (Lomecel-B®), an allogeneic mesenchymal stem cell (MSC) therapy product isolated from the bone marrow of young, healthy adult donors. Laromestrocel has multiple potential mechanisms of action encompassing pro-vascular, pro-regenerative, anti-inflammatory, and tissue repair and healing effects with broad potential applications across a spectrum of disease areas. Longeveron is pursuing four pipeline indications: hypoplastic left heart syndrome (HLHS), Alzheimer’s disease, Pediatric Dilated Cardiomyopathy (DCM) and Aging-related Frailty. Laromestrocel development programs have received five distinct and important FDA designations: for the HLHS program - Orphan Drug designation, Fast Track designation, and Rare Pediatric Disease designation; and, for the AD program - Regenerative Medicine Advanced Therapy (RMAT) designation and Fast Track designation. For more information, visit www.longeveron.com or follow Longeveron on LinkedIn, X, and Instagram.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect management’s current expectations, assumptions, and estimates of future operations, performance and economic conditions, and involve known and unknown risks, uncertainties, and other important factors that could cause actual results, performance, or achievements to differ materially from those anticipated, expressed, or implied by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expects,” “intend,” “looks to,” “may,” “on condition,” “plan,” “potential,” “predict,” “preliminary,” “project,” “see,” “should,” “target,” “will,” “would,” or the negative thereof or comparable terminology, although not all forward-looking statements contain these words, or by discussion of strategy or goals or other future events, circumstances, or effects. Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements in this release include, but are not limited to, the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results; our ability to successfully transition toward a more capital-efficient, asset-light operating model; our ability to secure one or more strategic licensing partnerships for our stem cell therapy laromestrocel in our development programs; the ability to reach alignment with the FDA on a potential path toward regulatory approval; receipt of trial results and other available evidence sufficient to support the Company filing a BLA following the readout of top-line results of the ELPIS II data; the timing and focus of our ongoing and future preclinical studies and clinical trials, and the reporting of data from those studies and trials; market and other conditions, our cash position and need to raise additional capital, the difficulties we may face in obtaining access to capital, and the dilutive impact it may have on our investors; our financial performance, and ability to continue as a going concern; the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements; the ability of our clinical trials to demonstrate safety and efficacy of our investigational product candidates, and other positive results; the timing and focus of our ongoing and future preclinical studies and clinical trials, and the reporting of data from those studies and trials; the size of the market opportunity for certain of our investigational product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting; our ability to scale production and commercialize the investigational product candidate for certain indications; the success of competing therapies that are or may become available; the beneficial characteristics, safety, efficacy and therapeutic effects of our investigational product candidates; our ability to obtain and maintain regulatory approval of our investigational product candidates in the U.S. and other jurisdictions; our plans relating to the further development of our investigational product candidates, including additional disease states or indications we may pursue; our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available and our ability to avoid infringing the intellectual property rights of others; the need to hire additional personnel and our ability to attract and retain such personnel; and our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the Securities and Exchange Commission, including Longeveron’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on March 17, 2026, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The Company operates in highly competitive and rapidly changing environment; therefore, new factors may arise, and it is not possible for the Company’s management to predict all such factors that may arise nor assess the impact of such factors or the extent to which any individual factor or combination thereof, may cause results to differ materially from those contained in any forward-looking statements. The forward-looking statements contained in this press release are made as of the date of this press release based on information available as of the date of this press release, are inherently uncertain, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor and Media Contact:

Derek Cole
Investor Relations Advisory Solutions
derek.cole@iradvisory.com

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